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                                                                   Exhibit 10.10

                              CONSULTING AGREEMENT
                              --------------------

     This Consulting Agreement ("Agreement") is entered into as of this 20th day of June by and between D.I.Y. Home Warehouse, Inc., having a principle place of business at 5811 Canal Road, Valley View, Ohio 44125 (the "Merchant") and Schottenstein-Bernstein Capital Group, LLC., with its principal place of business at 1800 Moler Road, Columbus, Ohio 43207 ("Consultant").

     Consultant shall act as Merchant's sole and exclusive agent to sell all of the Inventory in all of the stores listed on Exhibit A attached hereto (the "Stores"), which Merchant has advised Consultant do business under the name of D.I.Y. Home Warehouse, by means of a store closing sale or similar type sale (the "Sale"). Consultant and Merchant agree as follows:

1. EXCLUSIVE AGENCY. Consultant shall act as Merchant's exclusive agent for the purpose of conducting the Sale of all goods located at the Stores (the "Inventory") at the time of Sale Commencement, as hereinafter defined.

2. DATES. The Sale shall commence on or about June 20, 2001 (the "Sale Commencement Date") and shall terminate approximately ten (10) weeks thereafter or such other date as mutually agreed upon by Consultant and Merchant (the "Conclusion Date").

3. CONSULTANT'S COMPENSATION. Consultant's compensation shall be in accordance with Exhibit B attached hereto. All compensation shall be payable within thirty
(30) days after the Conclusion Date.

4. SALES. "Sales" shall mean all sales, excluding amounts paid for sales, excise, and gross receipts taxes, derived from the sale of the Inventory and shall include any receipts of licensee fees or commissions from licensees pursuant to written agreements between Merchant and licensee or other third parties with rights in the Stores during the Sale; provided, however, that it is expressly understood and agreed, that proceeds from Sale shall not include sales made prior to the Commencement Date or after the Conclusion Date.

5. RETURNS. Returns of merchandise for items sold prior to the Commencement Date shall be processed in accordance with Merchant's policies and procedures, and returns shall not reduce Sales. The item returned shall be added to the Retail Inventory Value at the Retail Price less the prevailing discount at the time of the return.

6. SCOPE OF AGENCY. It is understood that Consultant is acting only as Merchant's agent in the conduct of the Sale, and that all reasonable verifiable out-of-pocket costs, fees and expenses paid to third parties incurred by Consultant or Merchant relating to the Sale are the sole responsibility of Merchant subject to the terms of Section 11 hereof. Consultant shall obtain Merchant's approval prior to authorizing any third party expense. It is understood and agreed that in addition to paying for their weekly salary and bonus, reimbursable expenses attributable to Consultant's liquidation supervisors shall be limited to the transportation costs (e.g. round trip


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coach airfare, car rental) of traveling to the assigned stores. Notwithstanding the above, Consultant may not act as an agent of Merchant for any other purpose other than the purposes specifically provided for herein. The bonus amount paid to Consultant's supervisors and included as an Expense herein, shall not exceed 30% of supervisor fees.

7. INVENTORY TRANSFERS. Consultant shall have the right to move Inventory between the Stores, if Consultant deems it necessary in order to maximize the sale proceeds, after consultation and approval by Merchant which approval shall not be unreasonably withheld, and if permitted by law with the cost to be an Expense of Sale (as hereinafter defined). All transfers shall be processed in accordance with Merchant's historical practices and procedures.

8. STORE OPERATION. Consultant shall conduct the sale in the name of Merchant and on its behalf and shall have the right to conduct the Sale subject to
Section 17 as a store closing sale or similar type sale (subject to all legal requirements) in the manner which Consultant in Consultant's discretion reasonably deems fitting including, but not limited to, advertising, pricing of Inventory, the right to determine the number, type, selection and schedule of Merchant Store level personnel to be utilized (subject to Merchant's policies and procedures and subject to Merchant's restrictions relating to hours and employment termination provided however no such restriction shall materially impede the operation of the Sale), Store hours (subject to Merchant's customary operating hours), Store maintenance (subject to reasonable business practices) and security provisions (subject to Merchant's policies and procedures). Merchant represents that the Store employees are not subject to any collective bargaining contracts. In connection therewith, Merchant and Consultant acknowledge and agree, that (i) nothing herein nor any of Consultant's actions taken in respect hereto shall be deemed to constitute an assumption by Consultant of any of Merchant's obligations relating to any of Merchant's employees including salary, vacation, pension withdrawal, severance, Workers Adjustment and Retraining Notification Act claims (if any) and other termination type claims and obligations and (ii) nothing herein nor any of Consultant's actions taken in respect hereto shall be deemed to constitute an assumption by Merchant of any of Consultant's obligations relating to any of Consultant's employees including salary, vacation, pension withdrawal, severance, Worker's Adjustment and Retraining Notification Act claims (if any) and other termination type claims and obligations. Consultant shall cooperate and consult with Merchant's human resources representatives and store management regarding any personnel issues at the Stores.

9. SALES TAXES. Merchant shall collect all sales, excise and gross receipt taxes (and not income taxes) payable to any taxing authority having jurisdiction and such taxes shall be added to the sales price and be paid by the customer at the time the Inventory is purchased by the customer.

10. CUSTOMER PAYMENT. All sales during the Sale shall be for cash or upon bank credit cards, AMEX and/or Discover card and all other media normally accepted by Merchant, including gift certificates and/or merchandise vouchers.

11. SALE EXPENSES. All expenses relating to the Sale shall be defined as the "Expenses of Sale" and unless otherwise agreed shall be paid directly by Merchant. On a weekly basis,



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Consultant shall present to Merchant a schedule of all expenses paid by
Consultant on Merchant's behalf, which Merchant shall reimburse to Consultant, promptly upon submission. The Expenses of Sale shall include all expenses relating to the Sale, including, but not limited to: (i) advertising; (ii) signing; (iii) personnel for the Sale; (iv) cost of transporting Inventory between Stores during the Sale, where permitted by law and in accordance with
Section 8 of this agreement; (v) security; (vi) telephone; and (vii) Consultant's (6) supervisors at a cost of $2,350 per week for each supervisor, plus reasonable transportation expenses; (viii) Consultant's senior supervisor at a cost of $3,250, plus reasonable transportation expenses, (ix) bonus for store employees and Consultant's supervisors, subject to the limit in Section 6 above and (x) any other expenses directly attributable to the Sale authorized by Consultant and Merchant. Consultant and Merchant shall agree upon an expense budget.

12. INSURANCE. Merchant shall continue at its cost and expense until the Conclusion Date in such amounts as it currently has in effect, all of its casualty insurance and all of its liability insurance policies, including, but not limited to, its products liability, comprehensive public liability and auto liability insurance policies covering injuries to all persons and property in or in connection with Merchant's operation of the Stores, all or any part of which Merchant may currently, and may continue to self -insure.

13. CONSULTANT'S INDEMNITY. The Consultant agrees to indemnify and hold harmless Merchant and it's affiliates against all losses, liabilities, claims, costs, expenses, including, but not limited to, reasonable attorney's fees, investigative and discovery costs, settlements or judgments that may arise out of any bodily injury, including death, or any damage or loss to property as a result of the performance of this Agreement or Consultant's illegal acts and wanton misconduct, negligence or intentional acts, including without limitation, violations of federal, state and local laws pertaining to advertising.

14. MERCHANT'S INDEMNITY. The Merchant agrees to indemnify and hold harmless Consultant and their affiliates against all losses, liabilities, claims, costs, expenses, including but not limited to reasonable attorney's fees, investigative and discovery costs, settlements or judgments that may arise out of any bodily injury including death, or any damage or loss to property as a result of the performance of this Agreement or Merchant's illegal acts and wanton misconduct, negligence or intentional acts, including without limitation, violations of federal, state and local laws pertaining to Advertising.

15. REPORTS. Merchant shall furnish Consultant with periodic reports, not more frequently than once every week, on the progress of the Sale which shall specify the following: Sales, broken down by cash and credit card and Expenses of Sale, and shall furnish Consultant with such information regarding the Sale as Consultant shall reasonably request.

16. JURISDICTION. Consultant and Merchant shall submit themselves to the jurisdiction of Ohio, for all matters between Merchant and Consultant relating to this Agreement.

17. COMPLIANCE WITH LAWS. Consultant and Merchant shall comply with all federal, state and municipal laws, laws and regulations ("Laws") that are now or in the future


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applicable to Consultant and Merchant respectively as such laws pertain to the
Sale contemplated by this Agreement.

18. CONSULTANT'S RESPONSIBILITIES. Consultant acknowledges that Merchant's objective is to maximize the value of the Inventory and minimize Expenses of Sale while maintaining the historical integrity of Merchant's name and relationships with its customers, employees and vendors and agrees to operate the Sale pursuant to that objective. Consultant agrees that it will provide the following services and support to Merchant, in addition to services and support provided for elsewhere in this Agreement:

          (i) Senior Management personnel to assist in the preparation of liquidation sale, including transfers of inventory and set up.

          (ii)   Store level supervisors to assist in execution of sales plan.

          (iii)  Pricing of merchandise to maximize return.

          (iv)   Develop and execute, with Merchant an expense budget.

          (v) Coordination of display and store setup for the liquidation sale including creating and obtaining signage.

          (vi) Advertising and promotion planning and execution. Consultant shall deliver to Merchant a proof of the advertisement which Consultant intends to use. Merchant promptly, within two (2) business days of receipt by Merchant shall review said advertisement and then either consent to or disapprove said advertisement, provided however consent shall not be unreasonably withheld. Failure to consent or disapprove within the two business day period shall be deemed to be consent. Any notices will be sent to Mr. Clifford Reynolds, Mr. Scott Eynon or Mr. Todd Ayers.

          (vii) Consultation as to security and related services to protect the merchandise, fixtures and other valuables from theft and damage and safety and reasonable operating procedures to protect customers and employees.

          (viii) Consultation as to obtaining and assistance in completing applications for the obtaining of GOB licenses.

          (ix) Coordination of store maintenance and housekeeping, including removal of all remaining inventory prior to the closing of the Stores and leaving the Stores in broom clean condition.

          (x) Development of a Store liquidation manual tailored to Merchant's needs and operations.


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23. REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants the following: (a) consultant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to consummate the transactions hereunder, (b) consultant has the right, power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary action required to authorize the execution, delivery, and performance of this Agreement and to perform its obligations hereunder, (c) this Agreement has been duly executed and delivered by Consultant in accordance with its terms, subject only to any applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No court order or decree of any federal, state, or local governmental authority or regulatory body is in effect that would prevent, impair, or is required for Consultant's consummation of the transactions contemplated by this Agreement, and except as provided herein, no consent of any third party is required therefor. No contract or other agreement to which Consultant is a party or by which Consultant is otherwise bound will prevent or impair the consummation of the transactions contemplated by this Agreement.

     Merchant represents and warrants the following: (a) Merchant is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the power and authority to consummate the transactions hereunder, and (b) Merchant has the right, power and authority to execute and deliver this agreement and perform its obligations hereunder and has taken all necessary action required to authorize the execution, delivery, and performance of this Agreement and to perform its obligations hereunder, No court order or decree of any federal, state, or local governmental authority or regulatory body is in effect that would prevent, impair, or is required for Merchant's consummation of the transactions contemplated by this Agreement, and except as provided herein, no consent of any third party is required therefor. No contract or other agreement to which Merchant is a party or by which Merchant is otherwise bound will prevent or impair the consummation of the transactions contemplated by this Agreement.

24. COUNTERPARTS; MODIFICATIONS. This Agreement may be executed in counterpart originals and/or by facsimile transmission and may not be modified except in a writing executed by each of the parties.

25. NOTICES. All notices or reports to be sent under this Agreement shall be sent to Merchant at the address listed on the first page hereof, attention Scott Bernstein and to Consultant at 1010 Northern Boulevard, Suite 340, Great Neck, New York, 11021, attention Scott Bernstein, to be sent via overnight accepted carrier or certified mail.

26. INDEPENDENT CONTRACTOR. Consultant shall render services hereunder as an independent contractor and not as employees of the Merchant. Any employees or agents of Consultant shall not be considered employees of the Merchant. The Merchant shall have no obligation to withhold any federal or state taxes in respect to the compensation to be paid Consultant or Consultant's on-site supervisors pursuant to this Agreement.

26. CONFIDENTIALITY. Any and all information, written or unwritten, and of any kind or nature, made available or provided to, or obtained by Consultant or Merchant in connection


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with this Agreement or the request for proposal process and the negotiations leading to this Agreement and the terms of this Agreement shall be maintained in the strictest confidence by Consultant and Merchant, their employees and agents, and shall not be divulged by Consultant or Merchant or their employees or agents without the other's prior express written consent. This confidentiality provision shall survive the termination of this Agreement. Provided however, Merchant may respond to reference inquiries regarding Consultant's services.

27. NON-ASSIGNMENT; SUCCESSORS. Except as specifically provided in this paragraph, or upon written consent by the parties hereto, this Agreement shall not be assignable to the benefit of any person or entity other than the Merchant or Consultant. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors in interest of the respective parties hereto.

27. NO THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

28. SEVERABILITY. In case any provision in or obligations under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby unless such invalidity, illegality or non-enforcement would be contrary to the manifest intention of the parties as contained herein.

29. TIME. Time is of the essence hereunder.

30. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to this transaction and supersedes and cancels all prior agreements or representations, written or oral, with respect thereto.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first set forth above.

                            SCHOTTENSTEIN-BERNSTEIN CAPITAL GROUP, LLC



                            By:
                                --------------------------------------

                            D.I.Y. HOME WAREHOUSE, INC.

                            By: /s/ Clifford Reynolds, President
                                --------------------------------------






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                       EXHIBIT A - LIST OF CLOSING STORES


Exhibit A
Store List


    Street Address           City            Zip
--------------------------------------------------
12800 Brookpark Rd.        Cleveland         44130
530 South Abbe Rd          Elyria            44035
34200 Vine St              Eastlake          44095
2234 S Arlington           Akron             44319
3201 N Ridge Rd East       Ashtabula         44004
3418 Elm Rd.               Warren            44483














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                   EXHIBIT B - SCHEDULE OF BONUS COMPENSATION

DIY Final 6 Stores                 Exhibit B
Suggested Fee Schedule

Estimated Inventory                    19,351,006
Estimated expenses                      2,633,627
                                            13.61%

                                      SBCG                             Net return      Net return $ to
 Return %            Return $         Fee %         SBCG Fee $          % to DIY              DIY
------------------------------------------------------------------------------------------------------
  56.50%            10,933,318        0.00%                   -          42.89%           8,299,691
  57.00%            11,030,073        0.00%                   -          43.39%           8,396,446
  57.50%            11,126,828        0.00%                   -          43.89%           8,493,201
  58.00%            11,223,583        0.00%                   -          44.39%           8,589,956
  58.50%            11,320,338        0.00%                   -          44.89%           8,686,712
  59.00%            11,417,093        0.00%                   -          45.39%           8,783,467
  59.50%            11,513,848        0.00%                   -          45.89%           8,880,222
  60.00%            11,610,603        0.00%                   -          46.39%           8,976,977
  60.50%            11,707,359        0.25%              29,268          46.74%           9,044,463
  61.00%            11,804,114        0.25%              29,510          47.24%           9,140,976
  61.50%            11,900,869        0.50%              59,504          47.58%           9,207,737
  62.00%            11,997,624        0.50%              59,988          48.08%           9,304,009
  62.50%            12,094,379        0.75%              90,708          48.42%           9,370,044
  63.00%            12,191,134        0.75%              91,434          48.92%           9,466,073
  63.50%            12,287,889        1.00%             122,879          49.26%           9,531,383
  64.00%            12,384,644        1.00%             123,846          49.75%           9,627,170
  64.50%            12,481,399        1.25%             156,017          50.08%           9,691,754
  65.00%            12,578,154        1.25%             157,227          50.58%           9,787,300
  65.50%            12,674,909        1.50%             190,124          50.91%           9,851,158
  66.00%            12,771,664        1.50%             191,575          51.40%           9,946,462
  66.50%            12,868,419        1.75%             225,197          51.73%          10,009,595
  67.00%            12,965,174        1.75%             226,891          52.22%          10,104,656
  67.50%            13,061,929        2.00%             261,239          52.54%          10,167,063
  68.00%            13,158,684        2.00%             263,174          53.03%          10,261,883
  68.50%            13,255,439        2.25%             298,247          53.35%          10,323,565
  69.00%            13,352,194        2.25%             300,424          53.84%          10,418,143
  69.50%            13,448,949        2.50%             336,224          54.15%          10,479,098



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